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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                                 Date of Report
               (Date of earliest event reported): August 13, 1999

                                EKCO GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                     1-7484
                                   (Commission
                                  File Number)


        Delaware                                            11-2167167
     -----------------                                  --------------------
     (State or other                                    (IRS Employer
      jurisdiction of                                    Identification No.)
      incorporation)


                          98 Spit Brook Road, Suite 102
                                Nashua, NH 03062
               --------------------------------------------------
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (603) 888-1212


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 5, 1999, EKCO Group, Inc. ("EKCO"), a Delaware corporation, announced the signing of a definitive merger agreement pursuant to which CCPC Acquisition Corp. ("CCPC," the parent of Corning Consumer Products Company) has agreed to acquire EKCO (the "Merger Agreement") for $7.00 per share in a cash transaction valued at approximately $300 million, including the assumption of debt.

         Under the Merger Agreement, CCPC and EG Two Acquisition Co., a subsidiary of CCPC ("EG Two"), have agreed to commence an all-cash tender offer on or about August 12, 1999 for all of the outstanding common stock and Series B Convertible Preferred Stock of EKCO. The tender offer is expected to close by September 10, 1999, unless extended, and is subject to the valid tender of at least a majority of the outstanding EKCO shares on a fully diluted basis, and to customary government filings and other customary conditions. The tender offer is to be followed by a merger of EG Two, with and into EKCO, with EKCO as the surviving corporation.

         On August 10, 1999, EKCO, CCPC and EG Two entered into Amendment No. 1 to Agreement and Plan of Merger ("Amendment No. 1"), which amended certain provisions of the Merger Agreement.

         On August 13, 1999, EKCO announced and issued a press release with respect to the commencement of a fixed spread tender offer for all of its outstanding $125,000,000 9.24% Series B Senior Notes due April 1, 2006 (the "Notes"). The tender offer for the Notes and consent solicitation are subject to the terms and conditions in the Offer to Purchase and Consent Solicitation Statement dated August 13, 1999. The tender offer for the Notes will expire on September 13, 1999, unless extended, and the consent solicitation will expire on the solicitation expiration date, which is one business day after the later of August 27, 1999 and the first date that EKCO receives the requisite consents. Neither the consummation of the tender offer for the Notes nor the consent solicitation is a condition to any of the transactions contemplated by the Merger Agreement, including the tender offer for the outstanding common stock of EKCO.

          The Amendment No. 1 and press release are attached hereto as Exhibits 2.1 and 99.1 respectively, and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  2.1 Amendment No.1 to Agreement and Plan of Merger by and among EKCO Group, Inc., CCPC Acquisition Corp. and EG Two Acquisition Co., dated as of August 10, 1999.

                  99.1     Press Release dated August 13, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                EKCO GROUP, INC.

Date:  August 13, 1999          By:  /s/ J. Jay Althoff
                                     ----------------------------------
                                     J. Jay Althoff
                                     Vice President and General Counsel